UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 21, 2004

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA	20171-3025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 4.
Changes in Registrant's Certifying Accountant

On August 20, 2004, National Rural Utilities Cooperative Finance Corporation ("CFC") filed its annual report on Form 10-K with the Securities and Exchange Commission for the year ended May 31, 2004. CFC had previously informed Ernst & Young LLP ("Ernst & Young") on May 21, 2004, that they would be dismissed upon the completion of the audit of these financial statements. Accordingly, Ernst & Young is dismissed as CFC's auditor effective August 20, 2004. The decision to dismiss Ernst & Young was approved by the audit committee of CFC's Board of Directors.

Ernst & Young's reports on CFC's financial statements for the two past fiscal years ended May 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of CFC's financial statements for each of the two fiscal years ended May 31, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. During that period there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). CFC has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated August 25, 2004 has been filed as Exhibit 16.1 to this Form 8-K/A.

Item 7.

Financial Statements, Proforma Financial Information and Exhibits
(c)	Exhibits
16.1 Letter from Ernst & Young Regarding Changes in Certifying Accountant dated August 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: August 25, 2004

EXHIBIT 16.1

August 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated May 21, 2004, of National Rural Utilities Cooperative Finance Corporation and are in agreement with the statements contained in the first paragraph (except for the last sentence) and the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP